STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 11/04/1996
                                                     960321437 - 2680348

                              STATE OF DELAWARE
                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                 The Winmax S&P 500 Fund Limited Partnership


     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

     FIRST: The name of the limited partnership is The Winmax S&P 500 Fund Limited Partnership.

     SECOND: The name and address of the Registered Agent in the State of Delaware is CorpAmerica, Inc., 30 Old Rudnick Lane, in the City of Dover, County of Kent, Delaware 19901.

     THIRD:   The name and mailing address of each general partner is follows:

                          Winmax Trading Group, Inc.
                             429 Seabreeze Blvd.
                                  Suite 227
                           Ft. Lauderdale, FL 33316

     IN WITNESS WHEREOF, the undersigned constituting the Attorney-in-Fact for the General Partner of the Limited Partnership has executed this Certificate of Limited Partnership as of the 4th day of November, 1996.


                                       Winmax Trading Group, Inc.



                                       CorpAmerica, Ic. Attorney-in-Fact



                                    By: /s/ David M. Abel

                                         David M. Abel, Assistant Secretary